KING WORLD PRODUCTIONS, INC. AND SUBSIDIARIES
                           SALESFORCE BONUS PLAN


         Section 1. PURPOSE. The purpose of the King World Productions, Inc. and Subsidiaries Salesforce Bonus Plan (the "Plan"), is to provide a means of rewarding selected salesforce employees of King World Productions, Inc., a Delaware corporation (the "Company"), or any Subsidiary thereof, for their services to the Company and motivating their future sales efforts on behalf the Company by awarding bonuses in the form of cash bonuses and/or equity-based bonuses. By rewarding superior performance and providing equity incentives for future performance, the Company seeks to attract, retain and motivate such salesforce employees and to encourage such employees to devote their best efforts to the business and financial success of the Company. Under the Plan, the Board of Directors shall make available a sum of cash and equity incentives in the form of Non-Qualified Stock Options, which shall be awarded to Eligible Salespersons selected by the Company's Chairman of the Board and head of its salesforce, in accor-dance with the terms and provisions of the Plan. At any time or from time to time, the Board of Directors may amend the Plan to augment or modify the types of cash and/or equity-based bonuses available for grant or award under the Plan, or may change the manner in which the Plan is administered, PROVIDED, HOWEVER, that no such amendment may adversely affect the rights of any Participant to benefits previously awarded.

         Section 2. DEFINITIONS. For purposes of the Plan, the following terms shall have the following meanings, unless a different meaning is clearly required by the context:

         2.1. "BOARD OF DIRECTORS" shall mean the Board of Directors of the Company.

         2.2. "BONUS AWARD" shall mean of a Cash Bonus Award and/or an Equity Bonus Award.

         2.3. "CASH BONUS AWARD" shall mean a bonus under the Plan payable in cash to an Eligible Employee.

         2.4. "CHAIRMAN" shall mean the Company's Chairman of the Board and head of its salesforce.

         2.5. "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         2.6. "COMMON STOCK" shall mean the Common Stock, $.01 par value, of the Company.

         2.7. "ELIGIBLE EMPLOYEE" shall mean any person employed by, or performing services for, the sales department of the Company or any Subsidiary of the Company, on a full-time basis, but excluding directors, officers (as defined in Rule 16a-1(f) under the Exchange Act) and any person determined by the Company to be covered by Item 402 of regulation S-K promulgated by the Securities and Exchange Commission. The Chairman shall not be an Eligible Employee.

         2.8. "EQUITY BONUS AWARD" shall mean a Non-Qualified Stock Option granted to an Eligible Employee under the Plan.

         2.9. "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

         2.10. "FAIR MARKET VALUE" of the Common Stock, as of any date, shall mean the closing price of the Common Stock on the New York Stock Exchange on such date.

         2.11. "GRANT DATE" shall mean the date on which a Bonus Award was granted, or if the date on which a Bonus Award is granted is not a business day, the last business day before the date on which such Bonus Award was granted.

         2.12. "NON-QUALIFIED STOCK OPTION" shall mean an option to purchase shares of Common Stock granted to an Eligible Employee pursuant to the Plan that is intended to be, and qualifies as, a "non-qualified stock option" as described in Treasury Regulation Section 1.83-7 or any successor regulation thereto and that shall not constitute or be treated as an "incentive stock option" as defined in Section 422(b) of the Code.

         2.13. "PARENT" of the Company shall have the meaning set forth in
Section 424(e) of the Code.

         2.14. "PARTICIPANT" shall mean any Eligible Employee to whom a Bonus Award is granted under the Plan.

         2.15. "SUBSIDIARY" of the Company shall have the meaning set forth in Section 424(f) of the Code.

         Section 3. ELIGIBILITY. Bonus Awards may be made to any Eligible Employee. The Chairman shall have the authority to select the Eligible Employees to whom Bonus Awards are to be granted hereunder. No person shall have any right to participate in the Plan. Any person selected by the Chairman for participation during any one period will not by virtue of such participation have the right to be selected as a Partici-pant for any other period.

         Section 4.  AMOUNTS TO BE AWARDED UNDER THE PLAN.

         4.1. CASH BONUS AWARDS. The aggregate amount of Cash Bonus Awards that may be granted under the Plan with respect to any fiscal year shall not exceed the amount reserved therefore by resolution of the Board of Directors.

         4.2. EQUITY BONUS AWARDS. (a) The total number of shares of Common Stock for which Equity Bonus awards may be granted under the Plan shall not exceed in the aggregate five hundred thousand (500,000) shares of Common Stock (subject to adjustment as provided in Section 7 hereof).

         (b) The shares of Common Stock that may be subject to Equity Bonus Awards granted under the Plan may be either authorized and unissued shares or shares reacquired at any time and now or hereafter held as treasury stock as the Board of Directors may determine. In the event that any outstanding Equity Bonus Award expires or is terminated for any reason, the shares allocable to the unexercised portion of such Equity Bonus Award may again be subject to an Equity Bonus Award granted under the Plan.

         Section 5.  ADMINISTRATION OF THE PLAN.

         5.1. ADMINISTRATION. The Plan shall be administered by the Chairman and the Board of Directors, in the manner provided herein.

         5.2. GRANT OF BONUS AWARDS. (a) The Chairman shall have the sole authority and discretion under the Plan (subject to the aggregate amounts of cash and Common Stock set aside or reserved pursuant to Section 4 hereof) (i) to select the Eligible Employees who are to be granted Bonus Awards hereunder; and (ii) to establish the amount of each Cash Bonus Award and the number of shares of Common Stock that shall be subject to each Equity Bonus Award.

         (b) The Board of Directors shall have the sole authority and discretion under the Plan (i) to place any restrictions or conditions (including without limitation the achievement of specific performance goals or standards) upon the payment of any Cash Bonus Award or the exercise of Equity Bonus Awards (in addition to those specified in Section 6), or to waive any terms, restrictions and/or conditions included in any Equity Bonus Award (including those contained in Section 6); (ii) to determine the amount and the form of any non-cash consideration that may be used to purchase shares of Common Stock upon exercise of any Equity Bonus Award (including, without limitation, the circumstances under which issued and outstanding shares of Common Stock owned by a Participant may be used by the Participant to exercise an Equity Bonus Award); (iii) to impose restrictions and/or conditions with respect to shares of Common Stock acquired upon exercise of an Equity Bonus Award; (iv) to determine the circumstances under which shares of Common Stock acquired upon exercise of any Equity Bonus Award may be subject to repurchase by the Company; (v) to determine the circumstances and conditions subject to which shares acquired upon exercise of an Equity Bonus Award may be sold or otherwise trans-ferred, including, without limitation, the circumstances and conditions subject to which a proposed sale of shares of Common Stock acquired upon exercise of an Equity Bonus Award may be subject to the Company's right of first refusal (as well as the terms and conditions of any such right of first refusal); (vi) to accelerate the time when outstanding Equity Bonus Awards may be exercised; and (vii) to establish any other terms, restric-tions and/or conditions applicable to any Equity Bonus Award not inconsis-tent with the provisions of the Plan.

         5.3. INTERPRETATION. The Board of Directors shall be authorized to interpret the Plan and may, from time to time, adopt such rules and regulations, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the purposes of the Plan.

         5.4. FINALITY. The interpretation and construction by the Board of Directors of any provision of the Plan, any Bonus Award granted hereun-der or any agreement evidencing any such Bonus Award shall be final and conclusive upon all parties.

         5.5. EXPENSES, ETC. All expenses and liabilities incurred by the Board of Directors or the Chairman in the administration of the Plan shall be borne by the Company. The Board of Directors and the Chairman may employ attorneys, consultants, accountants or other persons in connection with the administration of the Plan. The Company, and its officers and directors, shall be entitled to rely upon the advice, opinions or valua-tions of any such persons. No member of the Board of Directors or the Chairman shall be liable for any action, determination or interpretation taken or made in good faith with respect to the Plan or any Bonus Award granted hereunder.

         Section 6. TERMS AND CONDITIONS OF EQUITY BONUS AWARDS. The terms and conditions of each Equity Bonus Award granted under the Plan shall be set forth in a written option agreement between the Company and the Participant in the form attached hereto as Exhibit A (each, an "Equity Bonus Award Agreement"). The terms and conditions of each Equity Bonus Award will be such (and each Equity Bonus Award Agreement shall expressly so state) that each Equity Bonus Award issued hereunder shall not consti-tute nor be treated as an "incentive stock option" as defined in Section 422(b) of the Code, but will be a "non-qualified stock option" for Federal, state and local income tax purposes. The terms and conditions of any Equity Bonus Award granted hereunder need not be identical to those of any other Equity Bonus Award granted hereunder.

         The terms and conditions of each Equity Bonus Award Agreement shall include the following:

         (a) The option (exercise) price equal to 100% of the fair market value of the shares of Common Stock subject to the Equity Bonus Award on the date such Equity Bonus Award is granted.

         (b) The right to exercise each Equity Bonus Award will vest at the rate of 20% on each of the first three anniversaries, and 40% on the fifth anniversary, of the Grant Date of such Equity Bonus Award. To the extent vested, the holder shall have the right to exercise a Equity Bonus Award, in whole or part, at any time or from time to time, until such right has terminated pursuant to paragraphs (c) through (f) below.

         (c) Each Equity Bonus Awards granted pursuant to the Plan shall expire and terminate not later than ten years from the date on which such Equity Bonus Award is granted.

         (d) If the holder of an Equity Bonus Award ceases to be em-ployed on a full-time basis by the Company or any Parent or Subsidiary of the Company for any reason other than his or her death or "disability" (within the meaning of Section 22(e)(3) of the Code), such holder will have the right to exercise the unexercised portion of the Equity Bonus Award only within the one-month period following the date on which he or she ceased to be employed, and only to the extent that he or she was entitled to exercise such unexercised portion of this Equity Bonus Award on the date his or her employment ceased.

         (e) If the holder of an Equity Bonus Award ceases to be em-ployed on a full-time basis by the Company or any Parent or Subsidiary of the Company by reason of his or her "disability" (as so defined), such holder will have the right to exercise the unexercised portion of the Equity Bonus Award within one year after the date he or she cease to so be employed, and only to the extent that he or she was entitled to exercise this Equity Bonus Award on the date he or she ceased to so be employed by reason of such disability and had not previously done so.

         (f) If the holder of an Equity Bonus Award dies while employed on a full-time basis by the Company or any Parent or Subsidiary of the Company (or within a period of one month after ceasing to be employed on a full-time basis by the Company or any Parent or Subsidiary of the Company for any reason other than his or her "disability," or within the period of one year after ceasing to be employed on a full-time basis by the Company or any Parent or Subsidiary of the Company by reason of such "disability"), this Equity Bonus Award may only be exercised within one year after your death. In such event, this Equity Bonus Award may be exercised during such one year period by the executor or administrator of your estate or by any person who shall have acquired the Equity Bonus Award through bequest or inheritance, but only to the same extent that you were entitled to exercise this Equity Bonus Award immediately prior to the time of your death and had not previously done so.

         (g) Equity Bonus Awards shall not be transferable otherwise than by will or the laws of descent and distribution, and during a Participant's lifetime a Equity Bonus Award shall be exercisable only by the Participant.

         (h) To the extent that the Company is required to withhold any Federal, state or local taxes in respect of any compensation income realized by any Participant in respect of a Equity Bonus Award granted hereunder or in respect of any shares of Common Stock acquired upon exercise of a Equity Bonus Award, the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state or local taxes required to be so withheld or, if such payments are insufficient to satisfy such Federal, state or local taxes, or if no such payments are due or to become due to such Participant, then, such Participant will be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Board of Directors, in its sole discretion.

         Section 7. ADJUSTMENTS. In the event that, after the adoption of the Plan by the Board of Directors, the outstanding shares of the Company's Common Stock shall be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another entity through reorganization, merger or consolidation, recapitalization, reclassification, stock split, split-up, combination or exchange of shares or declaration of any dividends payable in Common Stock, the Board of Directors shall appropriately adjust
(i) the number of shares of Common Stock (and the option price per share) subject to the unexercised portion of any outstanding Equity Bonus Award (to the nearest possible full share) and (ii) the number of shares of Common Stock for which Equity Bonus Awards may be granted under the Plan, as set forth in Section 4.2 hereof, and such adjustments shall be effective and binding for all purposes of the Plan.

         Section 8.  EFFECT OF THE PLAN ON EMPLOYMENT RELATIONSHIP.
Neither the Plan nor any Bonus Award granted hereunder to a Participant shall be construed as conferring upon such Participant any right to continue in the employ of (or otherwise provide services to) the Company or any Subsidiary thereof, or limit in any respect the right of the Company or any Subsidiary thereof to terminate such Participant's employment or other relationship with the Company or any Subsidiary, as the case may be, at any time.

         Section 9.  CODE SECTION 162(m).  In the event that Section
162(m) of the Code, or any successor provision relating to excessive employee remuneration, would operate to disallow a deduction by the Company for all or part of any Bonus Award under the Plan, the Board, in its sole discretion, may delay the exercise of an Equity Bonus Award and/or the granting of a Cash Bonus Award until the next succeeding year or years in which the Participant's remuneration does not exceed or is not subject to the limit set forth in such provision of the Code.

         Section 10. WITHHOLDING. The Company may withhold from such Cash Bonus Award or Equity Bonus Award any amount necessary to satisfy federal, state and local withholding requirements with respect to such Bonus Awards. In the case of an Equity Bonus Award, such withholding may be satisfied, at the Company's option, either by cash or the Company's withholding of shares of Common Stock.

         Section 11. AMENDMENT OF THE PLAN. The Board of Directors may amend the Plan from time to time as it deems desirable.

         Section 12. TERMINATION OF THE PLAN. The Board of Directors may terminate the Plan at any time. Unless the Plan shall theretofore have been terminated by the Board of Directors, the Plan shall terminate on December 6, 2006, ten years after the date of its adoption by the Board of Directors. No Bonus Award may be granted hereunder after termination of the Plan. The termination or amendment of the Plan shall not alter or impair any rights or obligations under any Bonus Award theretofore granted under the Plan.

    Section 13. EFFECTIVE DATE OF THE PLAN. The Plan shall be effective as of December 6, 1996.


                                * * * * *

<PAGE #>        FORM OF STOCK EQUITY BONUS AWARD AGREEMENT


                       King World Productions, Inc.
                       ____________________________

                       Equity Bonus Award Agreement
                       ____________________________


                                                                     [Date]


Employee/Equity Bonus Awardee:

Number of shares of
Common Stock subject
to this Agreement:


         Pursuant to the King World Productions, Inc. and Its Subsidiaries Salesforce Bonus Plan (the "Plan"), the Board of Directors of King World Productions, Inc. (the "Company") has granted to you on this date an option to purchase the number of shares of the Company's Common Stock, $.01 par value ("Common Stock"), set forth above (the "Equity Bonus Award"). Such number of shares (as such may be adjusted pursuant to the Plan, is herein referred to as the "Equity Bonus Award Shares"). The terms and conditions of the Equity Bonus Award are set out below.

         The Equity Bonus Award will be treated as and shall constitute an "non-qualified stock option" for Federal income tax purposes. The Equity Bonus Award will not constitute or be treated either by you or by the Company as an "incentive stock option" as defined under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         1.    DATE OF GRANT.  The Equity Bonus Award is granted to you on
[                   ].

         2. TERMINATION OF EQUITY BONUS AWARD. Your right to exercise the Equity Bonus Award (and to purchase the Equity Bonus Award Shares) shall expire and terminate in all events on the earlier of (i) [
    ] or (ii) the date provided in Section 6 below in the event you cease to be employed on a full-time basis by the Company or any Subsidiary of the Company (as defined in the Plan). The Company and the Subsidiaries of the Company are herein collectively referred to as the "King World Productions Group Companies."

         3.    EQUITY BONUS AWARD PRICE.  The purchase price to be paid
upon the exercise of the Equity Bonus Award will be $[     ] per share.

         4. VESTING PROVISIONS -- ENTITLEMENT TO EXERCISE THE EQUITY BONUS AWARD AND PURCHASE EQUITY BONUS AWARD SHARES. Subject to the provisions of Section 6 below, you will become entitled to exercise the
Equity Bonus Award with respect to xx [         ] of the Equity Bonus Award
Shares beginning on [                  ] [and with respect to [
] of the Equity Bonus Award Shares beginning on [                 ]].

         5. EXERCISE OF EQUITY BONUS AWARD. To exercise the Equity Bonus Award, you must deliver a completed copy of the attached Equity Bonus Award Exercise Form to the address indicated on the Form, specifying the number of Equity Bonus Award Shares being purchased as a result of such exercise, together with payment of the full option price for the Equity Bonus Award Shares being purchased. Payment of the option price must be made in cash.

         6. TERMINATION OF EMPLOYMENT. (i) If you cease to be employed on a full-time basis by any King World Group Company for any reason other than your death or "disability" (within the meaning of Section 22(e)(3) of the Code), you will have the right to exercise the unexercised portion of the Equity Bonus Award only within the one-month period following the date on which you ceased to be employed, and only to the extent that you were entitled to exercise such unexercised portion of this Equity Bonus Award on the date your employment ceased.

               (j) If you cease to be employed on a full-time basis by any King World Group Company by reason of your "disability" (as so de-fined), this Equity Bonus Award may be exercised within one year after the date you cease to so be employed, and only to the extent that you were entitled to exercise this Equity Bonus Award on the date you ceased to so be employed by reason of such disability and had not previously done so.

               (k) If you die while employed on a full-time basis by any King World Group Company (or within a period of one month after ceasing to be employed on a full-time basis by any King World Group Company for any reason other than your "disability," or within the period of one year after ceasing to be employed on a full-time basis by any King World Group Company by reason of such "disability"), this Equity Bonus Award may only be exercised within one year after your death. In such event, this Equity Bonus Award may be exercised during such one year period by the executor or administrator of your estate or by any person who shall have acquired the Equity Bonus Award through bequest or inheritance, but only to the same extent that you were entitled to exercise this Equity Bonus Award immediately prior to the time of your death and had not previously done so.

               (l) Notwithstanding any provision contained in this Section 6 to the contrary, in no event may this Equity Bonus Award be exer-
    cised to any extent by anyone after [            ].

         7. REPRESENTATIONS. You represent and warrant to the Company as follows:

               (a) You understand and agree that if you are a 10% share-holder or are otherwise an "affiliate" (within the meaning of Rule 405 under the Securities Act of 1933) of the Company, you may not resell any shares acquired pursuant to the exercise of the Equity Bonus Award except pursuant to a registration statement meeting the requirements of the Securities Act of 1933 or an exemption from the registration requirements of the Act.

               (b) You understand the Federal, state and local income tax consequences of the granting of the Equity Bonus Award to you, the exercise of the Equity Bonus Award and purchase of Equity Bonus Award Shares, and the subsequent sale or other disposition of any Equity Bonus Award Shares and that the King World Group Companies will be required to withhold Federal, state or local taxes in respect of the compensation income realized by you as a result of the exercise of the Equity Bonus Award. You agree that if any King World Productions Group Company is required to withhold any such taxes in respect of the Equity Bonus Award granted hereunder or in respect of any shares acquired upon exercise of the Equity Bonus Award, the Company shall deduct the aggregate amount of such Federal, state or local taxes required to be so withheld or, if such payments are insufficient to satisfy such Federal, state or local taxes, you will be required to pay to the Company, or to make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of such taxes required to be so withheld. You further agree that all matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Company in its sole discretion.

         8. NOTICE OF SALE. You agree to give the Company written notice of your intention to sell or otherwise dispose of any Equity Bonus Award Shares. The date on which you give the Company notice of your intention to sell or dispose of any Equity Bonus Award Shares shall hereinafter be referred to as the "Notice Date." You agree that the Company shall have the right, within two (2) business days after the Notice Date, to purchase any such Equity Bonus Award Shares at the fair market value thereof (as defined in Section 2.10 of the Plan) on the Notice Date.

         9. ADJUSTMENTS. In the event that after the date hereof, the outstanding shares of the Company's Common Stock shall be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corpora-tion through reorganization, merger or consolidation, recapitalization, reclassification, stock split, split-up, combination or exchange of shares or declaration of any dividends payable in Common Stock, appropriate adjustment shall be made for (i) the number of shares of Common Stock for which the Equity Bonus Award is granted hereunder and (ii) the number of shares of Common Stock (and the exercise price per share) subject to the unexercised portion of the outstanding Equity Bonus Award (to the nearest possible full share), subject in all cases to the limitations of Section 424 of the Code.

         10. CODE SECTION 162(m). In the event that Section 162(m) of the Code, or any successor provision relating to excessive employee remuneration, would operate to disallow a deduction by the Company for all or part of the Equity Bonus Award, the Board of Directors of the Company, in its sole discretion, may delay the exercise of the Equity Bonus Award until the next succeeding year or years in which your remuneration does not exceed or is not subject to the limit set forth in such provision of the Code.

         11. PLAN DOCUMENTS. This Equity Bonus Award Agreement is qualified in its entirety by reference to the Plan, which is hereby incorporated herein by reference.

         12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. If any one or more provisions of this Agreement shall be found to be illegal or unenforceable in any respect, the validity and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

         Please acknowledge receipt of this Equity Bonus Award Agreement by signing the enclosed copy of this Equity Bonus Award Agreement in the space provided below and returning it promptly to [
                  ].


    By Order of the Board of Directors

                              KING WORLD PRODUCTIONS, INC.



                              By___________________________
                                  Name: Roger King
                                  Title: Chairman of the Board
Accepted and Agreed To:


___________________________
    Name:

<PAGE #>
             King World Productions, Inc. and Its Subsidiaries
                           Salesforce Bonus Plan


                     EQUITY BONUS AWARD EXERCISE FORM



         I, [             ], a salesperson employed on a full-time basis
by a King World Productions Group Company, do hereby exercise the right to purchase ________ shares of Common Stock, $.01 par value, of King World Productions, Inc. pursuant to the Equity Bonus Award granted to me on [
                            ] under the King World Productions, Inc. and
Its Subsidiaries Salesforce Bonus Plan.


Date:__________________           ____________________________


         Send a completed copy of this Equity Bonus Award Exercise Form to:

         [                                           ]
         King World Corporation
         830 Morris Turnpike
         Short Hills, New Jersey  07078

<PAGE #>                                                       Exhibit 23.2